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                                                                    EXHIBIT 99.1



          STELLAR TECHNOLOGIES CONFIRMS EXCITING 2005 EXPANSION PLANS;
             EXPIRATION OF ONE YEAR HOLDING PERIOD ON CERTAIN SHARES



NAPLES, FL - January 13, 2005 - Stellar Technologies, Inc. (OTCBB: SLLR), a leading provider of Employee Internet Management and Security solutions, confirmed its exciting expansion plans for 2005.

During recent months, Stellar has reported substantial increases in its revenue, customer base and sales pipeline. As previously reported, during the quarter ended September 30, 2004, Stellar reported revenue represented a nearly seven fold increase over the comparable period in 2003, and deferred revenue was more than double the amount reported at June 30, 2004. The company added a number of new customers including, Cook County Illinois, entered into new reseller relationships, and increased its direct sales force.

During this time, Stellar also created one of the most comprehensive and robust offerings available in the Internet management and E-mail security market. In July 2004, Stellar acquired CompuSven, Inc. to add its highly regarded e-mail migration software, E-Mail Shuttle(TM) to Stellar's product portfolio. In December, the company completed the development of Stellar Internet GEM(TM) (Global Employee Management), a comprehensive suite of employee Internet management solutions which provides real-time content filtering, reporting and data archiving. Results of the current data testing of Stellar Internet GEM(TM) remain outstanding and the company expects to introduce the enhanced offering by the end of January.

To better serve its rapidly expanding customer base, Stellar recently relocated its corporate headquarters in Naples, Florida. The new office will not only house all personnel in one place, but also provide the company with nearly three times more space for it to continue to grow its business.

Richard A. Schmidt, Stellar's Chief Executive Officer, said, "We remain very excited about our business and the prospects available to us. The substantial growth in both revenue and deferred revenue provides a strong validation of our business model and the market opportunity available to us. We continue to forecast increasing revenues in future quarters, as we remain focused on building both our direct sales force and our team of value added resellers, and roll out Stellar Internet Global Employee Management (TM). Based on our assessment of the current market, we continue to believe that we are well positioned to achieve significant revenue and market share growth during 2005 and beyond."

Stellar also announced today that the one year holding period imposed by SEC Rule 144 on the shares of common stock issued to acquire Stellar Venture Partners, LLC expires on January 15, 2005. These shares were issued to non affiliates of the company and will be eligible for public resale under Rule 144 as early as January 18, 2005. Any sales of these shares will be subject to compliance with Rule 144, including the volume limitations and manner of sale provisions of the Rule. As a result of the expiration of the one year holding
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period, the company expects an increase in the trading volume of its shares, which could be substantial.

Richard A. Schmidt, Stellar's Chief Executive Officer and the beneficial owner of 3,600,000 shares of Stellar common stock, stated "I believe in the fundamentals of our business as well as our short and long-term prospects. For these reasons, at this time I have no intention to sell nor will I be selling any shares of company common stock."


About Stellar Technologies, Inc.

Florida-based Stellar Technologies, Inc. (OTCBB: SLLR) is a leading provider of Employee Internet Management solutions offering a full range of management and security products to business and government organizations. Specializing in monitoring, reporting and archiving of employee Web browsing and Instant Messaging activity, Stellar Technologies' products assist in heightening litigation control, increasing compliance with applicable regulations, reducing IT resources and improving employee productivity. Stellar Technologies is also the leading provider of AnyWhere2AnyWhere(TM) e-mail migration. The E-Mail Shuttle provides a complete migration and coexistence solution: From simple migration of inboxes and personal folders, to complex high performance gateways and directory synchronization between legacy e-mail systems and the Notes/Domino, Exchange, GroupWise, and IMAP4/POP3 counter-parts.


Forward-Looking Statements:

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained herein, including without limitation, statements regarding the Company's future financial position, business strategy, budget, projected revenues, projected costs and plans and objectives of management for future operations are forward-looking statements. The words "estimate," "project," "intends," "expects," "believes," "may," "will," "should," "could," or "would," the negative of such terms or similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor' provisions of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company's actual results, events or financial position to differ materially from those included within the forward-looking statements. These factors include, but are not limited to, the acceptance of the Company's products in the marketplace, competition, the Company's ability to generate additional financing, as well as those factors set forth in the Company's Report on SEC Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made and the Company undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.